EXHIBIT 99.1




             IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                        IN AND FOR NEW CASTLE COUNTY

 PFIZER INC.,                        )
                                     )
                     Plaintiff,      )
                                     )
                v.                   )
                                     )
 WARNER-LAMBERT COMPANY and          )
 AMERICAN HOME PRODUCTS CORP.,       )
                                     )
                     Defendants.     )
                                     )         Civil Action No. 17603-NC
 ___________________________________ )
                                     )
 WARNER-LAMBERT COMPANY,             )
                                     )
            Counterclaim Plaintiff,  )
                                     )
                v.                   )
                                     )
 PFIZER INC.,                        )
                                     )
           Counterclaim Defendant.   )
                                     )



                        COUNTERCLAIMS AND ANSWER OF
                           WARNER-LAMBERT COMPANY


           Warner-Lambert Company ("Warner-Lambert"), by its undersigned attorneys, for its counterclaims and answer against Pfizer Inc. ("Pfizer"), alleges, upon knowledge with respect to itself and its own acts, and upon information and belief as to all other matters, as follows:

                               COUNTERCLAIMS

           1. Pfizer in its Complaint in this action, as well as in public statements and prior representations to this Court in C.A. No. 17524-NC, has repeatedly asserted that the standstill provisions (referred to as the "Standstill Agreement" in the Complaint) are at an end if "Warner and a third-party reach an agreement with respect to a business combination."

           2. This is simply not the case. The standstill provisions in no way so provide. To the contrary, these provisions (Paragraph 4, "Termination," of the Standstill Agreement) are explicit that Pfizer's standstill obligations are at an end only if such business combination
 involves Warner-Lambert's being acquired   only if "such third party is the
 acquiring party." (See paragraph 4: "Termination. If . . . (b) Warner-Lambert enters into an agreement with a third party with respect to an Acquisition Proposal or a Business Combination, and such third party is the acquiring party, then Warner-Lambert shall be deemed to have relinquished its right to enforce the [standstill] restrictions . . . ." (Emphasis added.))

           3. It is understood in the business and legal communities that in a stock-for-stock merger of equals, neither party can be said to be acquiring the other. It was so understood at the time that the parties entered into the Standstill Agreement. Both by its express terms and the intent of the parties, Pfizer's obligations to abide by the Standstill Agreement are in no way terminated or modified in any respect, notwithstanding that Warner-Lambert may receive or solicit proposals for, or enter into, a stock-for-stock merger-of-equals transaction with some other corporation.

           4. The proposed combination of Warner-Lambert and American Home Products Corporation ("AHP") is, and at all times has been contemplated to be, a stock-for-stock merger of equals. The stock of each corporation is publicly traded and widely held, with no stockholder holding any control bloc. This will continue to be the case with respect to the combined entity. The stockholders of Warner-Lambert at the time of the merger will end up holding approximately 50% of the stock of the combined entity. The membership of the combined company's board will be drawn equally from the constituent corporations. Each of Warner-Lambert's chief executive officer, chief financial officer, and the head of its pharmaceutical business will serve in those respective positions in the combined entity. The company's senior officers will report to the chief executive officer, who will in turn report to the board. Neither Warner-Lambert nor AHP is acquiring the other. Neither the merger agreement between Warner-Lambert and AHP, nor any of the negotiations between those corporations leading up to that merger agreement, operated in any way to relieve Pfizer of any of its obligations under the Standstill Agreement.

           5. On November 4, 1999, Pfizer addressed a "bear hug" letter to the chief executive officer and the board of directors of Warner-Lambert. That same day, Pfizer publicly announced a proposal for a merger with Warner-Lambert. Soon thereafter, and continuing to the present, Pfizer has publicly announced that it intends, among other things, to begin the process of soliciting consents to remove and replace Warner-Lambert's board of directors.

           6. Pfizer's conduct set forth in paragraph 5 hereof constitutes a massive and intentional breach of its obligations under the Standstill Agreement. Pfizer has sought to conceal this breach by repeatedly misrepresenting the actual terms of the Standstill Agreement.

           7. Moreover, the contracts between the parties -- the Collaboration Agreement, the International Co-Promotion Agreement, and the International License Agreement (collectively referred to herein, together with the International Collaboration Agreement, as the "Co-Promotion Agreements," and, together with the Standstill Agreement, as the "Lipitor
 Agreements")   contain confidentiality provisions whereby Pfizer is barred from using confidential information "for any purpose other than the performance of" the parties' agreement. (See, e.g., Collaboration Agreement, Section 10.01.) Pfizer has wrongfully and in breach of the Lipitor Agreements used and relied upon such confidential information in determining to bid for Warner-Lambert and in determining the terms of that bid.

           8. The Lipitor Agreements constitute a single, integrated agreement between Pfizer and Warner-Lambert. The Co-Promotion Agreements explicitly specify that the Standstill Agreement continues in full force and effect, and further specify, by way of an integration clause, that the Co-Promotion Agreements and the Standstill Agreement constitute the entire agreement of the parties.

           9. By their terms, both the Standstill Agreement and the Co-Promotion Agreements state that they "shall be governed by and construed in accordance with the law of the State of New York other than those provisions governing conflicts of law." New York law, in determining the nature of a corporate transaction, looks to the substance, rather than the form, of such transaction.

           10. The standstill and confidentiality provisions of the Lipitor Agreements are critical, integral and material terms of such agreements. Pfizer was and is a much larger corporation than Warner-Lambert. Without these provisions, Warner-Lambert would not have entered into the Lipitor Agreements, because it would have exposed itself to the potentiality of
 Pfizer's at some future date   should exploitation of the product prove
 successful   attempting to appropriate all benefits to itself.

           11. Warner-Lambert has performed all obligations under the Lipitor Agreements on its part to be performed.

           12. Pfizer's massive and intentional breaches of the Lipitor Agreements entitle Warner-Lambert to elect to terminate the Co-Promotion Agreements. The Lipitor Agreements provide that the standstill and confidentiality restrictions on Pfizer survive for five years after the termination of the Co-Promotion Agreements.

           13. Pfizer is not entitled to continue to receive the fruits of the Lipitor Agreements after having acted in flagrant breach of its obligations thereunder. Termination of the Co-Promotion Agreements at this time would confer a significant economic benefit upon the shareholders of Warner-Lambert.

           14. Warner-Lambert agrees with Pfizer that a real and substantial controversy exists between the parties, and that a declaratory judgment is appropriate here to declare the parties' rights and obligations and would be of practical utility. Warner-Lambert does not wish to be in the position of electing to terminate the Co-Promotion Agreements if it is later judicially determined that it was not entitled to do so.

           15. Warner-Lambert is entitled to a declaratory judgment adjudicating that Pfizer has materially breached the standstill and confidentiality provisions of the Lipitor Agreements, as well as its obligations of good faith and fair dealing, and that these breaches entitle Warner-Lambert to elect to terminate the Co-Promotion Agreements.

                             FIRST COUNTERCLAIM

           16. Warner-Lambert repeats and realleges the allegations of paragraphs 1 through 15, and incorporates paragraphs 1 through 69 below of Warner-Lambert's Answer, as if set forth fully herein.

           17. Warner-Lambert is entitled to a declaration that Pfizer has materially breached its standstill obligations under the Lipitor
 Agreements, and that Warner-Lambert is entitled to terminate the Co-Promotion Agreements.

                            SECOND COUNTERCLAIM

           18. Warner-Lambert repeats and realleges the allegations of paragraphs 1 through 17, and incorporates paragraphs 1 through 69 below of Warner-Lambert's Answer, as if set forth fully herein.

           19. Warner-Lambert is entitled to a declaration that Pfizer by its conduct complained of above has materially breached its obligation under the Lipitor Agreements not to use confidential information obtained through its collaboration with Warner-Lambert, including information concerning Lipitor(R) and Warner-Lambert, for any purpose other than performance under the Lipitor Agreements, and that Warner-Lambert is entitled to terminate the Co-Promotion Agreements.

                             THIRD COUNTERCLAIM

           20. Warner-Lambert repeats and realleges the allegations of paragraphs 1 through 19, and incorporates paragraphs 1 through 69 below of Warner-Lambert's Answer, as if set forth fully herein.

           21. In entering into the Lipitor Agreements, Pfizer assumed a duty of good faith and fair dealing in performing those Agreements.

           22. Pfizer has breached that duty, and in doing so has materially breached the Lipitor Agreements.

           23. Accordingly, Warner-Lambert is entitled to a declaration that Pfizer owes contractual duties of good faith and fair dealing to Warner-Lambert, that it has materially breached such duties of good faith and fair dealing, and that Warner-Lambert is entitled to terminate the Co-Promotion Agreements.

                                   ANSWER

                     RESPONSES TO INDIVIDUAL PARAGRAPHS
                              OF THE COMPLAINT

           Warner-Lambert responds to the numbered paragraphs of the Complaint as follows:

           1. States that paragraph 1 of the Complaint sets forth legal conclusions as to which no response is required. To the extent a response is required, Warner-Lambert denies each and every allegation of paragraph 1 of the Complaint, except admits that Warner-Lambert and AHP had discussions prior to November 4, 1999 that resulted in an Agreement and Plan of Merger (the "Merger Agreement") as of November 3, 1999.

           2. Denies each and every allegation of paragraph 2 of the Complaint, except admits and avers that discussions between Warner-Lambert and AHP resulted in the Merger Agreement, that the Merger Agreement provides for a stock-for-stock merger of equals, and respectfully refers the Court to that Agreement for the true and accurate contents thereof.

           3. Denies each and every allegation of paragraph 3 of the Complaint.

           4. Admits, upon information and belief, the allegations of paragraph 4 of the Complaint.

           5.   Admits the allegations of paragraph 5 of the Complaint.

           6. Admits, upon information and belief, the allegations in paragraph 6 of the Complaint.

           7. Denies the allegations of paragraph 7 of the Complaint, except admits that Lipitor(R) is Warner-Lambert's trade name for the drug atorvastatin, respectfully refers the Court to the FDA- approved labeling for a description of the drug's mechanism of action and indications, avers that Lipitor(R) was developed by Warner-Lambert over many years at substantial cost, avers that Lipitor(R) has become an immensely successful drug whose sales are expected to pass $3.6 billion this year and to reach double or even triple that figure in future years, and avers that Lipitorregistered trademark is an extremely valuable Warner-Lambert asset.

           8. Denies each and every allegation of paragraph 8 of the Complaint, except admits that, in the mid-1990's, Parke-Davis, a division of Warner-Lambert, was developing and testing Lipitor(R) and was in the process of obtaining the appropriate government approvals necessary to distribute the drug, that, in or about 1996, Warner-Lambert desired to look for a partner with whom it could collaborate to promote and to distribute Lipitor(R) and other products, and that, in or about the Spring of 1996, Warner-Lambert began discussions with Pfizer concerning potential co-promotion agreements.

           9. Denies each and every allegation of paragraph 9 of the Complaint, except admits that Pfizer and Warner-Lambert entered into a Confidential Disclosure Agreement (the "CDA") dated as of March 4, 1996, avers that the CDA was intended to facilitate the parties' exploration of the possibility of engaging in a collaboration to promote and to distribute Lipitor(R) and other products, and respectfully refers the Court to the CDA for the true and accurate contents thereof.

           10. Denies each and every allegation of paragraph 10 of the Complaint, except admits that the CDA contains an Attachment A (the "Standstill Agreement"), admits that the Standstill Agreement was incorporated by reference into the CDA, and admits and avers that the Standstill Agreement provides that

           o Pfizer is not permitted to acquire, agree to purchase, or make a proposal to acquire, voting shares of Warner-Lambert stock, unless (and then only to the extent that) Warner-Lambert expressly consents to such conduct in writing;

           o Pfizer is not permitted to solicit proxies to vote, or seek to advise or influence any person with respect to the voting of, Warner-Lambert stock, unless (and then only to the extent that) Warner-Lambert expressly consents to such conduct in writing;

           o Pfizer is not permitted to seek to have Warner-Lambert "waive, amend or modify any of the restrictions contained in" the CDA, or Warner-Lambert's Certificate of Incorporation or By-Laws;

           o Pfizer is not permitted to make any "Acquisition Proposal," or a proposal with respect to a "Business Combination." Each of these terms is given a broad definition by the Standstill Agreement, consistent with Warner-Lambert's desire to protect itself fully from a much larger and potentially predatory co-promotion partner. "Acquisition Proposal" essentially means a tender offer, exchange offer, or other proposal to Warner-Lambert for a Business Combination or the purchase of more than 20% of Warner-Lambert's outstanding voting securities. "Business Combination" is defined, with certain exceptions, as a merger, acquisition, or other arrangement involving Warner-Lambert; and

           o Pfizer is not permitted "otherwise [to] seek to control or influence Warner-Lambert or its management or Board of Directors";

 and respectfully refers the Court to the Standstill Agreement for the true and accurate contents thereof.

           11. Denies each and every allegation of paragraph 11 of the Complaint, except avers that the Standstill Agreement explicitly provides, among other things, that Pfizer's standstill obligations are ended only if Warner-Lambert receives or solicits a proposal with respect to a business combination with a third party in which "such third party is the acquiring party," and respectfully refers the Court to the Standstill Agreement for the true and accurate contents thereof.

           12. Denies each and every allegation of paragraph 12 of the Complaint, except admits that, after execution of the CDA, Pfizer and Warner-Lambert each engaged in various due diligence procedures and began negotiating the terms of the Co-Promotion Agreements, and that, thereafter, Warner-Lambert and Pfizer entered into the Co-Promotion Agreements, and admits and avers that the Co-Promotion Agreements explicitly specify that the Standstill Agreement continues in full force and effect, and further specify, by way of an integration clause, that the Co-Promotion Agreements along with the Standstill Agreement constitute the entire agreement of the parties.

           13. Denies each and every allegation of paragraph 13 of the Complaint, except respectfully refers the Court to the Co-Promotion Agreements for the true and accurate contents thereof.

           14. Denies each and every allegation of paragraph 14 of the Complaint.

           15. Denies each and every allegation of paragraph 15 of the Complaint, except respectfully refers the Court to the Co-Promotion Agreements for the true and accurate contents thereof.

           16. Denies each and every allegation of paragraph 16 of the Complaint, except admits and avers that a news-service item on November 6, 1999 included the following quotation: "De Vink says he is especially irritated about the attitude of Pfizer 'because we have been working together as partners in the marketing of Lipitor. A merger between AHP and Warner-Lambert would not change the contract to cooperate in that field.'"; admits and avers that prior hereto, no notice of breach has been given by Warner-Lambert, and avers that Pfizer has committed massive and intentional breaches of the Lipitor Agreements, giving rise to Warner-Lambert's right to elect to terminate the Co-Promotion Agreements.

           17. Admits, upon information and belief, the allegations of paragraph 17 of the Complaint.

           18. Denies each and every allegation of paragraph 18 of the Complaint.

           19. Denies knowledge or information sufficient to form a belief as to the truth of the allegations set forth in paragraph 19 of the Complaint.

           20. Denies each and every allegation of paragraph 20 of the Complaint, except avers, upon information and belief, that Pfizer's Chairman is William C. Steere, Jr., not Robert C. Steere, Jr., admits that on Monday, October 25, 1999 Mr. William C. Steere, Jr. sent a letter to Mr. de Vink; admits that paragraph 20 accurately quotes selected excerpts from that letter, and respectfully refers the Court to the letter for the true and accurate contents thereof.

           21. Denies each and every allegation of paragraph 21 of the Complaint, except admits and avers that Warner-Lambert responded to the October 25, 1999 letter, after deliberation of its board of directors, on October 27, 1999, and avers that Warner-Lambert had no obligation to inform Pfizer of the status of its confidential merger discussions with AHP and did not do so.

           22. Denies each and every allegation of paragraph 22 of the Complaint, except admits that Mr. de Vink and Mr. Steere had two telephone conversations on October 27, 1999, and that Messrs. de Vink and Steere agreed to meet later that day at Pfizer's New York headquarters.

           23. Denies each and every allegation of paragraph 23 of the Complaint, except admits that Mr. de Vink and Mr. Steere had a meeting on October 27, 1999 and that Mr. de Vink did not mention the existence of an AHP/Warner-Lambert merger proposal or state that Warner-Lambert was involved in negotiations with AHP, avers that Pfizer's letter of October 25, 1999 stated that Pfizer had become aware of "rumors on the street" about a potential "business combination" involving Warner-Lambert, avers that Mr. Steere did not ask Mr. de Vink for details concerning that subject, and avers that Warner-Lambert had no obligation to inform Pfizer of the status of its confidential merger discussions with AHP in any event.

           24. Denies each and every allegation of paragraph 24 of the Complaint, except admits that Mr. de Vink called Mr. Steere on October 28, 1999 and that Mr. de Vink did not mention the existence of an AHP/Warner-Lambert merger proposal or state that Warner-Lambert was involved with AHP, avers that, in the October 28, 1999 telephone call, Mr. de Vink indicated to Mr. Steere that Warner-Lambert was considering a strategic combination, but did not provide specifics, avers that Mr. Steere did not ask for specifics, and avers that Pfizer's letter of October 25, 1999, stated that Pfizer had become aware of "rumors on the street" about a potential "business combination" involving Warner-Lambert, and avers that Warner-Lambert had no obligation to inform Pfizer of the status of its confidential merger discussions with AHP in any event.

           25. Admits the allegations of paragraph 25 of the Complaint, except respectfully refers the Court to the press release for the true and accurate contents thereof.

           26. Denies each and every allegation of paragraph 26 of the Complaint, except admits that Dr. McKinnell asked Dr. Wild about a potential transaction between Warner-Lambert and another company, that Dr. Wild acknowledged that discussions for such a transaction were taking place, that the parties thereto were still working out details, and that such a transaction, were it to take place, would not affect Warner-Lambert's relationship with Pfizer, that at the time of the meeting Warner-Lambert had already conducted negotiations with AHP regarding a potential merger of equals, and that the Merger Agreement was announced two days later, and avers that Warner-Lambert had no obligation to inform Pfizer of the status of its confidential merger discussions with AHP.

           27. Denies each and every allegation of paragraph 27 of the Complaint, except admits that an article regarding a potential merger between Warner-Lambert and AHP appeared in The Wall Street Journal on November 3, 1999 and that Mr. Steere sent a letter to Mr. de Vink on that date; and respectfully refers the Court to that letter for the true and accurate contents thereof.

           28. Denies each and every allegation of paragraph 28 of the Complaint, except admits that Warner-Lambert did not respond in writing to Pfizer's letter of November 3, 1999, that Warner-Lambert did not release Pfizer from the standstill provisions of the Lipitor Agreements in response to Pfizer's letter of November 3, 1999, and that Warner-Lambert did not tell Pfizer that Pfizer was free under those provisions to make its own merger proposal with respect to Warner-Lambert.

           29. Admits the allegations of paragraph 29 of the Complaint, except denies knowledge or information sufficient to form a belief as to the truth of the allegation that Pfizer lacked prior notice of the announcement of the Merger Agreement.

           30. In response to the allegations of paragraph 30 of the Complaint, repeats and realleges the responses set forth in paragraphs 1 through 29 of this Answer as if fully set forth herein.

           31. Denies each and every allegation of paragraph 31 of the Complaint.

           32. Denies each and every allegation of paragraph 32 of the Complaint.

           33. Denies each and every allegation of paragraph 33 of the Complaint.

           34. Denies each and every allegation of paragraph 34 of the Complaint.

           35. In response to the allegations of paragraph 35 of the Complaint, repeats and realleges the responses set forth in paragraphs 1 through 34 of this Answer as if fully set forth herein.

           36. Denies knowledge or information sufficient to form a belief as to the truth of the allegations of paragraph 36 of the Complaint, and further states that paragraph 36 of the Complaint states legal conclusions to which no response is required.

           37. Denies knowledge or information sufficient to form a belief as to the truth of the allegations in paragraph 37 of the Complaint.

           38. Denies each and every allegation of paragraph 38 of the Complaint.

           39. Denies each and every allegation of paragraph 39 of the Complaint.

           40. Denies each and every allegation of paragraph 40 of the Complaint.

           41. In response to the allegations of paragraph 41 of the Complaint, repeats and realleges the responses set forth in paragraphs 1 through 40 of this Answer as if fully set forth herein.

           42. Denies each and every allegation of paragraph 42 of the Complaint, except admits that, prior to November 4, 1999, Warner-Lambert and AHP had been negotiating a definitive merger agreement.

           43. Denies each and every allegation of paragraph 43 of the Complaint.

           44. Denies each and every allegation of paragraph 44 of the Complaint.

           45. Denies each and every allegation of paragraph 45 of the Complaint.

           46. Denies each and every allegation of paragraph 46 of the Complaint.

           47. In response to the allegations of paragraph 47 of the Complaint, repeats and realleges the responses set forth in paragraphs 1 through 46 of this Answer as if fully set forth herein.

           48. Denies each and every allegation of paragraph 48 of the Complaint.

           49. Denies each and every allegation of paragraph 49 of the Complaint.

           50. Denies each and every allegation of paragraph 50 of the Complaint.

           51. Denies each and every allegation of paragraph 51 of the Complaint.

           52. In response to the allegations of paragraph 52 of the Complaint, repeats and realleges the responses set forth in paragraphs 1 through 51 of this Answer as if fully set forth herein.

           53.  Admits the allegations of paragraph 53 of the Complaint.

           54. Denies each and every allegation of paragraph 54 of the Complaint, and respectfully refers the Court to the Standstill Agreement for the true and accurate contents thereof.

           55. In response to paragraph 55 of the Complaint, admits that on November 4, 1999, Warner-Lambert and AHP announced that they had reached an agreement to enter into a merger of equals.

           56. Denies each and every allegation of paragraph 56 of the Complaint.

           57.  Admits the allegations of paragraph 57 of the Complaint.

           58.  Admits the allegations of paragraph 58 of the Complaint.

           59.  Admits the allegations of paragraph 59 of the Complaint.

           60. Denies each and every allegation of paragraph 60 of the Complaint.

           61. In response to the allegations of paragraph 61 of the Complaint, repeats and realleges the responses set forth in paragraphs 1 through 61 of this Answer as if fully set forth herein.

           62. Denies each and every allegation of paragraph 62 of the Complaint, except admits that Pfizer and Warner-Lambert are parties to the Co-Promotion Agreements, and avers that the Co-Promotion Agreements explicitly specify that the Standstill Agreement continues in full force and effect, and further specify, by way of an integration clause, that the Co-Promotion Agreements along with the Standstill Agreement constitute the entire agreement of the parties.

           63. Denies each and every allegation of paragraph 63 of the Complaint, except respectfully refers the Court to the Co-Promotion Agreements for their true and accurate content.

           64. Denies each and every allegation of paragraph 64 of the Complaint, except admits that, prior hereto, no notice of breach has been given by Warner-Lambert.

           65. Admits the allegations of the first two sentences of paragraph 65 of the Complaint; and otherwise denies the allegations of paragraph 65 of the Complaint.

           66.  Admits the allegations of paragraph 66 of the Complaint.

           67.  Admits the allegations of paragraph 67 of the Complaint.

           68. Denies each and every allegation of paragraph 68 of the Complaint.

           69. Denies that Pfizer is entitled to any of the relief requested, and denies each and every allegation of the Complaint that is not specifically admitted herein.

                         FIRST AFFIRMATIVE DEFENSE

           70. Pfizer has failed to state a claim upon which relief can be granted.

                         SECOND AFFIRMATIVE DEFENSE

           71. Pfizer has failed to plead fraud with particularity as required by Court of Chancery Rule 9(b).

                         THIRD AFFIRMATIVE DEFENSE

           72. Warner-Lambert has not breached any contractual provision, express or implied, in dealing with Pfizer.

                         FOURTH AFFIRMATIVE DEFENSE

           73.  Pfizer's claims are barred by the doctrine of unclean hands.

                         FIFTH AFFIRMATIVE DEFENSE

           74. Pfizer has sustained no legally cognizable damage by virtue of any matter alleged in the Complaint, and no damage alleged by Pfizer was proximately caused by any conduct of Warner-Lambert.

                         SIXTH AFFIRMATIVE DEFENSE

           75. Warner-Lambert at all times acted honestly and in complete good faith in its dealings with Pfizer and at no time made any material misrepresentation or omission of material fact to Pfizer.

                        SEVENTH AFFIRMATIVE DEFENSE

           76. Warner-Lambert had no duty or obligation to disclose to Pfizer information about Warner-Lambert's merger discussions with AHP.

                         EIGHTH AFFIRMATIVE DEFENSE

           77. Pfizer did not rely upon any alleged misrepresentations made by Warner-Lambert, and in the event Pfizer claims or is shown to have relied on any alleged misrepresentations, such reliance would not have been justified.

           WHEREFORE, Warner-Lambert requests that this Court enter judgment in its favor against Pfizer:

           A.   Dismissing the Complaint with prejudice;

           B. Declaring that Pfizer has materially breached the Lipitor Agreements, including, without limitation, the standstill provisions and confidentiality restrictions thereof;

           C. Declaring that Pfizer has materially breached its duty of good faith and fair dealing to Warner-Lambert in connection with the conduct complained of herein;

           D. Declaring that Warner-Lambert is entitled to elect to terminate the Co-Promotion Agreements;

           E. Awarding Warner-Lambert its costs of suit, including reasonable attorneys' fees; and

           F. Granting Warner-Lambert such other, further and different relief as the Court may deem just and proper.

                               Potter Anderson & Corroon LLP


                               By /s/  Michael D. Goldman
                                  ---------------------------
                                    Michael D. Goldman
                                    Donald J. Wolfe, Jr.
                                    Stephen C. Norman

                               1313 N. Market Street
                               P.O. Box 951
                               Wilmington, Delaware 19801
                               (302) 984-6000

                               Attorneys for Defendant-Counterclaim Plaintiff
                                   Warner-Lambert Company

 Of Counsel:

 Herbert M. Wachtell
 Michael W. Schwartz
 Paul K. Rowe
 George T. Conway III
 Wachtell, Lipton, Rosen & Katz
 51 West 52nd Street
 New York, New York  10019
 (212) 403-1000

 Dated:  November 29, 1999